SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On January 29, 2015, IBERIABANK Corporation (the “Company”) disclosed the following:

•	The Company believes the recent downturn in the energy industry will impact its business, although the nature, timing, and magnitude of that impact is not immediately known. Management believes the risks posed by falling energy commodity prices are manageable and believes the existing allowance for loan losses is appropriate to cover losses inherent in the portfolio.

•	From 2011 through 2013, the Company’s overall energy-related portfolio, while only 8% of the total portfolio at December 31, 2014, experienced a compounded annual growth rate above 50%, but growth was closer to 10% during 2014.

•	The Company believes it generally lends to borrowers in the energy services industry that a) neither lack liquidity nor guarantor support or b) are not heavily leveraged.

•	At December 31, 2014, the Company’s energy-related portfolio had less than $50 million outstanding to drilling companies, and less than $20 million outstanding to fabrication companies.

•	At December 31, 2014, based on management’s assessment of the quality of their borrowers, the Company estimates over 60% of its loans outstanding to drilling companies were to borrowers who had historically proven access to capital markets and had liquidity of at least 50% of their total direct and contingent debt. Approximately 37% of these loans outstanding were to borrowers with either strong private equity sponsorship or guarantors with moderate liquidity, and approximately 3% of these loans, or $9 million, were to borrowers without significant sponsorship or guarantees.

•	At December 31, 2014, the Company’s energy-related portfolio had approximately $150 million outstanding to companies it characterizes as midstream, including approximately $70 million outstanding to pipelines, and approximately $80 million outstanding to other companies engaged in businesses that are closely tied to the energy industry, but may have significant business activities unrelated to energy.

•	At December 31, 2014, the Company estimates the publicly-traded companies within the Company’s energy-related loan portfolio, both those with and without subordinated or unsecured term debt, have a net bank debt to book capital ratio of 5% to 6% on average.

•	Based on actual costs reported in the most recently-issued financial statements of the Company’s borrowers, the Company estimates the average lease operating expense per barrel of oil equivalent (“BOE”) for borrowers in its E&P portfolio currently is approximately $12 per barrel of oil.

•	The Company has performed a stress test (using what the Company considers to be a highly unlikely scenario) on its energy-related portfolio, as well as its consumer and small business portfolios in certain markets, using the following assumptions:

•	West Texas Intermediate (“WTI”) spot price of $42.50 per barrel for 2015;

•	WTI spot price of $47.50 per barrel for 2016;

•	WTI spot price of $50.00 for 2017 through 2020;

•	Henry Hub (“HH”) natural gas price of $2.75 per million BTU for 2016 and 2017, $3.00 for 2018, $3.25 for 2019, and $3.50 for 2020;

•	A gradual increased in WTI spot price of $50.00 to $55.25 and a gradual increase in HH natural gas price of 1% per year with a cap of $4.25 thereafter;

•	The Company’s borrowers were not given credit for any additional production brought online over the stress testing period above what was included in the most recent determination;

•	The Company’s borrowers were not given credit for any reduction in costs over the stress testing period;

•	The Company assumed there were no changes to borrower’s hedging over the stress testing period;

•	For borrowers in the energy services portfolio, the Company reduced their earnings before income taxes, depreciation, and amortization (“EBITDA”) under scenarios of both 50% and 75%; and

•	For consumer and small business portfolios in the Company’s Lafayette and Houston markets, the Company haircut their scores significantly.

•	Under the Company’s stress testing outlined above, although not expected, the Company could experience additional potential provision for loan losses over a period of multiple quarters and years. Under the stress testing scenarios, excluding the E&P portfolio, the Company estimates incremental provision for loan losses would total $6 million and $13 million. The incremental provision for loan losses in the E&P portfolio would total approximately $8 million. While not exactly known, the Company believes these provisions would be recognized over multiple periods.

•	The Company currently projects its effective tax rate for the twelve months of 2015 to increase above 28%.

Caution About Forward-Looking Statements

To the extent that statements in this Current Report on Form 8-K relate to future plans, objectives, financial results or performance of the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as the level of market volatility, our ability to execute our growth strategy, including the availability of future FDIC-assisted failed bank opportunities, unanticipated losses related to the integration of, and refinements to purchase accounting adjustments for, acquired businesses and assets and assumed liabilities in the Company’s pending merger transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, expected timing of the closing of the pending mergers, the expected returns and other benefits of the pending mergers to shareholders, expected improvement in operating efficiency resulting from the pending mergers, estimated expense reductions resulting from the pending transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the pending mergers on the Company’s capital ratios. Actual results may deviate from the Company’s current estimates and assumptions of timing and amounts of cash flows, credit risk of our customers, effects of the on-going decline in energy and commodity prices, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation (including, without limitation, higher capital requirements), increases in FDIC insurance assessments, geographic concentration of our markets and economic conditions in these markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational systems or infrastructure and those of third-party providers of those services, hurricanes and other adverse weather events, the modest trading volume of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website, http://www.sec.gov, and at the Company’s website, http://www.iberiabank.com, under the heading “Investor Information.” All information in this Current Report on Form 8-K is as of the date of this Report. The Company undertakes no duty to update any forward-looking statement to conform the statements to actual results or changes in the Company’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: January 30, 2015	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer